UNITED STATES
                SECURITIES AND EXCHANGE COMMISSION
                     Washington, D.C.  20549

                            FORM 8 - K

                          CURRENT REPORT
Pursuant to Section 13 or 15 (d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)  -  February 3, 2000


                        EMCEE Broadcast Products, Inc.

      (Exact name of registrant as specified in its charter)

Delaware                                1-6299           13-1926296
(State or other jurisdiction of    (Commission         (IRS Employer
 incorporation)                    File Number)    Identification Number)

Susquehanna Street Extension West, P.O. Box 68, White Haven, PA,18661-0068
(Address of principal executive offices)                     (Zip Code)

Registrant's telephone number, including area code   (717) 443-9575

                                      NONE

     (Former name or former address, if changed since last report)

Item 1.   Changes in Control of Registrant.

          Not Applicable.

Item 2.   Acquisition or Disposition of Assets.

          Not applicable.

Item 3.   Bankruptcy or Receivership.

          Not applicable.

Item 4.   Changes in Registrant's Certifying Accountant.

          Not applicable.

Item 5.   Other Events.

          The Registrant has entered into a letter of intent to acquire substantially all of the assets of Advanced Broadcast Systems, Inc. ("ABS"), a privately held Kentucky corporation which designs, manufactures and distributes high and medium power television equipment. The letter of intent is non-binding (except with respect to ABS's obligation not to negotiate for its sale with any third parties for a stated period of time and the Registrant's access to ABS's property and assets for purposes of conducting due diligence), and the acquisition is conditioned upon the parties' entering into and complying with a mutually acceptable final written definitive Purchase Agreement.

Item 6.   Resignations of Registrant's Directors.

          Not applicable.

Item 7.   Financial Statements and Exhibits.

          Not applicable.

Item 8.   Change in Fiscal Year.

          Not applicable.
Item 9.   Sales of Equity Securities Pursuant to Regulation S.

          Not Applicable.

                            SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                     EMCEE BROADCAST PRODUCTS, INC.
                                     (Registrant)


 DATE:     2/7/00                     BY: James L. DeStefano /s/

                                          --------------------------
                                          James L. DeStefano
                                          President/CEO